Exhibit 10.5


                             MTM TECHNOLOGIES, INC.
                           2004 EQUITY INCENTIVE PLAN

                      Restricted Stock Unit Award Agreement

          MTM Technologies, Inc., a New York corporation formerly known as Micros-to-Mainframes, Inc. (the "Company"), pursuant to Section 4.1(f) of the Micros-to-Mainframes, Inc. 2004 Equity Incentive Plan (the "Plan"), has granted to Steven Stringer (the "Grantee") a total of 40,000 restricted stock units (the "Units") with respect to a total of 40,000 shares (the "Shares") of the common stock, par value $.001 per share (the "Common Stock"), of the Company, on the terms and conditions set forth herein and, in all respects, subject to the terms and conditions of the Plan. The date of grant of the Units is November 2, 2004 (the "Date of Grant").

          Unless otherwise defined herein, capitalized terms defined in the Plan shall have the same defined meanings herein.

1.   UNITS.

          The Units represent the Grantee's right to receive the Shares on the vesting date of the Units, subject to Grantee's earlier forfeiture of the Units as provided herein or under the Plan.

2.   ANTI-DILUTION PROVISIONS.

     (a) If there is any stock dividend, stock split, or combination of shares of Common Stock, the number and amount of Shares then subject to the Units and the Acceleration Price (as defined herein) shall be proportionately and appropriately adjusted as determined by the Committee, whose determination shall be final, conclusive and binding upon Grantee and the Company.

     (b) If there is any other change in the Common Stock, including a recapitalization, reorganization, sale or exchange of assets, exchange of shares, offering of subscription rights, or a merger or consolidation, whether or not the Company is the surviving corporation, an adjustment, if any, shall be made in the number and kind of shares that may be subject to the Units as the Board or Committee may deem equitable, and whose determination shall be final, conclusive and binding upon Grantee and the Company. Failure of the Board or the Committee to provide for an adjustment pursuant to this Section 2(b) prior to the effective date of any Company action referred to herein shall be conclusive evidence that no adjustment is required in consequence of such action.

3.   NON-TRANSFERABILITY.

          The Units shall not be transferable by Grantee other than by will or by the laws of descent or distribution. The terms of this agreement shall be binding upon Grantee's executors, administrators, heirs, successors and assigns.

4.   CERTAIN RIGHTS NOT CONFERRED BY UNITS.

          Grantee shall not, by virtue of holding the Units, be entitled to any rights of a shareholder of the Company, including the right to vote and to receive dividends and other distributions with respect to the Shares subject to the Units, until delivery to Grantee of certificates representing the Shares in satisfaction of the Units.

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5.   EXPENSES.

          The Company shall pay all original issue and transfer taxes with respect to the issuance of the Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith.

6.   VESTING OF UNITS.

     (a) Subject to Section 6(b) and 6(c), the Units shall vest in full upon the first to occur of (i) the fifth anniversary of the Date of Grant, or (ii) the end of the first sixty (60) day trading period ending on or after the Date of Grant during which the Fair Market Value of the Common Stock is $10 per share (the "Acceleration Price") or greater on any thirty consecutive or nonconsecutive trading days, provided that vesting under this (ii) shall not occur prior to the first anniversary date of the Date of Grant.

     (b) Notwithstanding the vesting schedule set forth in paragraph (a) of this
Section 6, the Units shall vest in the event of either (i) the termination of Grantee's employment by the Company for any reason other than termination by the Company for "cause" or (ii) termination of Grantee's employment by Grantee for "good reason," as such terms are defined in the Employment Agreement, dated October 1, 2004 (the "Employment Agreement"), between the Company and Grantee, as in effect on the Date of Grant without giving effect to any termination, amendment or modification of the Employment Agreement after the Date of Grant that may affect the definitions of "cause" and/or "good reason" contained in the Employment Agreement.

     (c) In the event of (x) Grantee's termination for "cause" (as defined in the Employment Agreement as in effect on the Date of Grant without giving effect to any termination, amendment or modification of the Employment Agreement after the Date of Grant that may affect the definition of "cause" contained in the Employment Agreement), (y) Grantee's voluntary termination of Grantee's employment other than for "good reason" (as defined in the Employment Agreement as in effect on the Date of Grant without giving effect to any termination, amendment or modification of the Employment Agreement after the Date of Grant that may affect the definition of "good reason" contained in the Employment Agreement) or (z) Grantee's death or Disability, in each such case, Grantee shall forfeit the Units upon termination or death or Disability, as the case may be, if such event occurred prior to vesting of the Units.

7.   DELIVERY OF SHARES.

     (a) Upon vesting of the Units pursuant to Section 6(a) and subject to
Section 7(b), the Company shall register the Shares subject to the Units in the name of Grantee and shall deliver certificates for such Shares, free of all restrictions, except any restrictions that may be imposed by law, to Grantee; provided that subject to applicable law, including without limitation Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, Grantee may elect to defer the receipt of the Shares pursuant to procedures established by the Company; provided that such Grantee deferral election will not result in adverse federal income tax consequences to the Company.

     (b) The Company shall deliver no Shares pursuant to Section 7(a) until all laws, rules and regulations which the Committee may deem applicable have been complied with.

     (c) Grantee shall not be considered a record holder of the Shares for any purpose until the date on which Grantee is actually recorded as the holder of such Shares in the records of the Company.


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8.   ACCEPTANCE OF THE TERMS AND CONDITIONS OF THE PLAN.

          The acceptance by Grantee of this Restricted Stock Unit Award Agreement and the Units shall constitute the acceptance of and agreement to all of the terms and conditions contained herein and in the Plan.

9.   CONTINUED EMPLOYMENT.

          Nothing herein shall be deemed to create any employment or guaranty of continued employment or limit in any way the Company's right to terminate Grantee's employment at any time.

10.  APPLICABLE LAW.

          The validity, construction, interpretation, administration and effect of this Restricted Stock Unit Award Agreement, and of the rules, regulations and rights under the Plan relating to this agreement, shall be governed by the substantive laws, but not the choice of law rules, of the State of New York.

                                             MTM TECHNOLOGIES, INC.

                                                 /s/ Francis J. Alfano
                                             By:______________________________
                                                Name:  Francis J. Alfano
                                                Title: Chief Executive Officer


          GRANTEE ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS RESTRICTED STOCK UNIT AWARD AGREEMENT, NOR IN THE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH GRANTEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.


          Grantee acknowledges receipt of a copy of the Plan and certain information related thereto and represents that Grantee is familiar with the terms and provisions thereof, and hereby accepts the Units subject to all of the terms and provisions thereof. Grantee has reviewed the Plan and this agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this agreement and fully understands all of the terms and provisions of the Units and this agreement. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan. Grantee further agrees to notify the Company upon any change in the residence address indicated below.

Accepted and agreed by Grantee as of the Date of Grant:

          /s/ Steven Stringer
By:       _______________________________

Name:     Steven Stringer

Address:  _______________________________

          _______________________________



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